Exhibit 4.2.

              RESTATED CERTIFICATE OF INCORPORATION
                                OF
                  BROAD NATIONAL BANCORPORATION

          The undersigned, Broad National Bancorporation, a New Jersey corporation, for the purpose of restating the Certificate of Incorporation of the corporation, in accordance with the New Jersey Business Corporation Act, does hereby make and execute this Restated Certificate of Incorporation and does hereby certify that:

          I.   The name of the corporation is Broad National
Bancorporation.

          II.   Resolutions setting forth the Restated
Certificate of Incorporation of the corporation were duly adopted at a meeting of the board of directors of the corporation duly called and held on June 15, 1995, at which a quorum of the directors was at all times present.

          III. The Restated Certificate of Incorporation of the corporation approved by a resolution of the board of directors read as follows:

          FIRST.   The name of the corporation is:

                  Broad National Bancorporation

          SECOND.   The address of its current registered office
in the state of New Jersey is 905 Broad Street, Newark, Essex
County, New Jersey 07102, and the name of its current registered agent at such address is Donald M. Karp.

          THIRD.   The total number of shares of all classes of
stock which the corporation shall have authority to issue is 7,020,000 shares, divided into:

          5,500,000 shares of Common Stock, par value
          $1.00 per share;

          20,000 shares of Preferred Stock 1985 Class, par value $10.00 per share; and

          1,500,000 shares of Preferred Stock, par value
          $1.00 per share, to be divided into one or more series or classes of series as the corporation's board of directors may from time to time approve, as hereinafter set forth.

          Unless approved by at least two-thirds of the whole board of directors of the corporation then in office, no shares of the corporation's authorized but unissued Common Stock shall be issued by the corporation except (i) for the purposes of effecting the conversion of shares of Preferred Stock 1985 Class pursuant to subsection A.6 of this ARTICLE THIRD, (ii) for the purpose of paying dividends on the corporation's Common Stock, or
(iii) for options granted and exercised under the corporation's
Incentive Stock Option Plan and the corporation's Non-Statutory
Stock Option Plan.

          Prior to the effectiveness of the amendment to this Certificate of Incorporation filed and recorded with the Secretary of State of New Jersey on December 2, 1992, the corporation was authorized to issue two classes of stock in the following amounts: (1) 3,128,148 shares of $5.00 par value Common Stock, of which 2,678,585 authorized shares were issued and outstanding, and (2) 20,000 shares of $10.00 par value Preferred Stock 1985 Class, of which 17,182 authorized shares were issued and outstanding.

          From and after the effectiveness of the amendment to this Certificate of Incorporation filed and recorded with the Secretary of State of New Jersey on December 2, 1992, each stock certificate formerly representing shares of the corporation's $5.00 par value Common Stock issued and outstanding shall, without further action by the corporation, represent the same number of shares of the corporation's $1.00 par value Common Stock.

          The board of directors of the corporation is authorized to divide the shares of Preferred Stock, par value $1.00 per share, into classes and into series of any class or classes, to determine the designation and the number of shares of any such class or series and to determine the relative rights, preferences and limitations of the shares of any such class or series, subject to complying with any requirements of the New Jersey Business Corporation Act with respect to making such divisions and determinations; provided, however, shares of Preferred Stock, par value $1.00 per share, shall possess no voting rights, and shall have no right to vote at any shareholders' meeting, except as required by law and except for such limited voting rights as are provided herein. The board of directors of the corporation is authorized to provide that, with respect to the shares of any class or series of Preferred Stock, par value $1.00 per share, whenever dividends payable on shares of any such class or series of Preferred Stock entitled thereto shall not have been paid in full, in an aggregate amount equal to six full quarterly dividends on the shares of such class or series of Preferred Stock then outstanding, the number of directors then constituting the board of directors of the corporation shall ipso facto be increased by two, and the holders of such class or series of Preferred Stock shall have the exclusive and special right, voting separately as a class, to elect two directors of the corporation to fill such newly created directorships. Whenever
       such right of the holders of any such class or series of
Preferred Stock, par value $1.00 per share, shall have vested, such right may be exercised initially either at a special meeting of such shareholders, which special meeting shall be called by the board of directors of the corporation, or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders. The right of the holders of any such class or series of Preferred Stock, par value $1.00 per share, voting separately as a class to elect members of the board of directors of the corporation as aforesaid shall continue until such time as all dividends accumulated on such class or series of Preferred Stock to the dividend payment date next preceding the date of any such determination have been paid in full, or declared and set apart in trust for payment, at which time the special rights of the holders of such class or series of Preferred Stock to vote separately as a class for the election of two directors shall terminate, subject to revesting in the event of each and every subsequent failure to make dividend payments in an aggregate amount equal to six full quarterly dividends as above provided, and the number of directors constituting the Board of Directors shall be reduced as provided accordingly.

          A.    THE PREFERRED STOCK 1985 CLASS

                1. VOTING RIGHTS. The holders of shares of the Preferred Stock 1985 Class shall possess no voting rights, and shall have no right to vote at any shareholders' meeting, except as otherwise required by law; provided, however, that in the event that the laws of the State of New Jersey expressly require a separate vote by class of the holders of Preferred Stock 1985 Class and of the holders of Common Stock in order to take the following actions, then the affirmative vote of the holders of two-thirds of the outstanding shares of Preferred Stock 1985 Class and of the holders of two-thirds of the outstanding shares of Common Stock shall be necessary to take such actions:

          (i) amend the Certificate of Incorporation in any respect which would be required under the laws of the State of New Jersey to be submitted to a vote at a meeting of the holders of shares of stock of the corporation;

          (ii) merge or consolidate the corporation with or into any other corporation or corporations;

          (iii)  dissolve or liquidate the corporation; or

          (iv) sell, lease, exchange or otherwise dispose of all, or substantially all, the assets of the corporation.

                2. LIQUIDATION. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of shares of the Preferred Stock 1985 Class shall be paid, out of the net assets of the corporation, the liquidation value of the Preferred Stock 1985 Class before any distribution or payment is made to the holders of shares of the Common Stock.

                In case the net assets of the corporation remaining available for distribution to the holders of Preferred Stock 1985 Class are insufficient to pay the holders of all outstanding shares of Preferred Stock 1985 Class the full amounts to which they are entitled, the entire amount of such remaining net assets of the corporation shall be distributed to the holders of the Preferred Stock 1985 Class in proportion to the full amounts to which they are entitled.

                The liquidation value of each share of Preferred Stock 1985 Class shall be established by the corporation's board of directors in accordance with the laws of the State of New Jersey; provided, however, that in no event shall such liquidation value be established at an amount greater than the price per share at which such stock is issued.

                3.   REDEMPTION.  The corporation, at its
option, by resolution of the board of directors, may from time to time redeem, as hereinafter provided, all or any part of the shares of Preferred Stock 1985 Class, at any time after December 31, 1992, at a per share redemption price in cash equal to the liquidation value per share as of the date of redemption; provided, however, that no shares of Preferred Stock 1985 Class as to which a notice of conversion shall have been received by the corporation prior to the redemption date specified in the notice of redemption may be redeemed.

                Written notice of such redemption shall be mailed by registered or certified mail at least 20 days before the date of redemption to each holder of record of shares of Preferred Stock 1985 Class to be redeemed at his last known post office address as shown by the stock record books of the corporation on a date not more than 30 days in advance of the date of redemption (which place shall be a bank in Newark, New Jersey).

                If such notice of redemption shall have been duly mailed as aforesaid and if the funds necessary for payment for the shares being redeemed shall have been deposited in trust with the bank which was named as the place of redemption to be applied to the redemption of Preferred Stock 1985 Class called for redemption, then from and after the later of (a) the date fixed for redemption, or (b) the date of such deposit, the redemption of the shares of the Preferred Stock 1985 Class so called shall be deemed to have been fully effected and all rights of the holders of such shares as shareholders of the corporation owning such shares of Preferred Stock 1985 Class shall cease and terminate, except only the right to receive the redemption price so deposited upon surrender of the certificate or certificates evidencing the shares of Preferred Stock 1985 Class so redeemed.
All money so deposited shall, immediately following the date of such redemption and to the extent permitted by law, be deposited in a time deposit or savings account at the bank where such funds were deposited as aforesaid and any of such monies which are unclaimed at the end of five years from the date of such redemption shall be repaid to the corporation. Such holders of such shares of Preferred Stock 1985 Class so redeemed as shall not have received the price therefor prior to such repayment to the corporation shall thereafter look only to the corporation for payment thereof, without interest.

                4.   DIVIDENDS.  The holders of shares of
Preferred Stock 1985 Class shall be entitled to receive, as and when declared by the board of directors, out of funds legally available therefor, dividends accrued from the date of issuance, at such rate and payable on such dates as shall be established by the board of directors in accordance with the laws of the State of New Jersey; provided, however, that the per annum dividend rate shall not exceed 12% of the liquidation value.

                5. RESTRICTIONS ON DIVIDENDS AND ON SALE OF PREFERRED STOCK 1985 CLASS. So long as any shares of the Preferred Stock 1985 Class are outstanding, the corporation shall not, without the consent given in person or by proxy, either in writing or at a meeting called for that purpose, of the holders of a majority of the outstanding shares of Preferred Stock 1985 Class, declare or pay any dividends on the Common Stock, or redeem, purchase or otherwise acquire any shares of the Common Stock unless there shall be no accumulated dividends in arrears as of the date of such payment, redemption, purchase or other acquisition.

                No shares of Preferred Stock 1985 Class shall be issued by the corporation after February 28, 1986.

                6.   CONVERSION.  Any holder of shares of
Preferred Stock 1985 Class may at any time and from time to time at his option convert any or all of such shares into fully paid and nonassessable shares of Common Stock at such conversion rate as shall be established by the board of directors in accordance with the laws of the State of New Jersey; provided, however, that such conversion rate shall not be greater than one share of Common Stock received for each share of Preferred Stock 1985 Class surrendered for conversion. Such conversion rate established by the board of directors shall be subject to adjustment as hereinafter provided.

                Any such conversion of shares of Preferred Stock 1985 Class shall be effected by mailing, by registered or certified mail to the corporation at its principal executive office, written notice of election to convert shares of such stock at least 180 days in advance of the date on which the shares of such stock are to be converted, which notice of conversion shall specify the number of shares of stock to be converted and the number(s) of the certificate(s) representing such shares, and by surrendering the certificate(s) representing the shares to be converted on or before the date on which the shares are to be converted. In the event that any shares of Preferred Stock 1985 Class shall be called for redemption, pursuant to subsection A.3 of this ARTICLE THIRD, the right of conversion shall expire at the close of business on the redemption date specified in the notice of redemption unless a notice of conversion shall have been received prior to the redemption date.

                The shares of Preferred Stock 1985 Class which have been converted under this subsection A.6 of this ARTICLE
THIRD shall be retired and shall not be held as an asset of the corporation.

                The conversion rate for shares of Preferred
Stock 1985 Class established by the board of directors shall be subject to appropriate adjustments from time to time as may be necessary to prevent dilution or enlargement of the conversion right in the event of a stock dividend, stock split, reverse stock split, a merger or consolidation of the corporation with or into any other corporation or corporations, a reorganization or recapitalization of the corporation, or any event similar to any of the foregoing.

                The corporation shall at all times reserve and keep available, out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of shares of Preferred Stock 1985 Class, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Preferred Stock 1985 Class then outstanding.
The corporation shall from time to time, in accordance with the laws of the State of New Jersey, increase the authorized amount of its shares of Common Stock if at any time the number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the then outstanding shares of Preferred Stock 1985 Class.

                7. PREEMPTIVE RIGHTS. Except as specifically provided by subsection C.8 of this ARTICLE THIRD, no holder of any shares of Preferred Stock 1985 Class shall be entitled as such, as a matter of right, to subscribe for or purchase any shares of stock of the corporation of any class, whether now or hereafter authorized or whether issued for cash, property or services or as a dividend or otherwise, or to subscribe for or purchase any obligations, bonds, notes, debentures, other securities or stock convertible into shares of stock of the corporation of any class or carrying or evidencing any right to purchase shares of stock of any class.

          B.  COMMON STOCK

                1. VOTING RIGHTS. Except as may be otherwise specifically provided by law, holders of shares of Common Stock shall possess full voting rights and shall be entitled to one vote per share in all matters voted upon by the shareholders of the corporation, other than the election of directors, as to which cumulative voting shall prevail. At such election of directors, each holder of shares of Common Stock shall have the right to cast as many votes in the aggregate as shall equal the number of his shares of such stock multiplied by the number of directors to be elected at such election, and he may cast the whole number of such votes for one candidate or distribute them among two or more candidates.

                The affirmative vote of the holders of
two-thirds of the outstanding shares of Common Stock shall be necessary to take the following actions, or, in the event that the laws of the State of New Jersey expressly require a separate vote by class of the holders of Common Stock and the holders of Preferred Stock 1985 Class in order to take such actions, then the affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock and of the holders of two-thirds of the outstanding shares of Preferred Stock 1985 Class shall be necessary to take the following actions:

          (i) amend the Certificate of Incorporation in any respect which would be required under the laws of the State of New Jersey to be submitted to a vote at a meeting of the holders of shares of stock of the corporation;

          (ii) merge or consolidate the corporation with or into any other corporation or corporations;

          (iii)  dissolve or liquidate the corporation; or

          (iv) sell, lease, exchange or otherwise dispose of all, or substantially all, the assets of the corporation.

                2. LIQUIDATION. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of shares of the Common Stock shall be entitled to receive, after the prior rights of the shares of the Preferred Stock 1985 Class have been satisfied, all of the remaining assets of the corporation available for distribution, if any.

                3.   DIVIDENDS.  Subject only to the prior
rights of the Preferred Stock 1985 Class, holders of shares of the Common Stock shall be entitled to dividends thereon, when, as and if declared by the board of directors, out of funds legally available therefor.

                The corporation shall at all times reserve and keep available, out of its authorized and unissued Common Stock, solely for the purpose of paying dividends on its Common Stock, all of the corporation's authorized and unissued Common Stock which is not reserved solely for the purpose of effecting the conversion of shares of Preferred Stock 1985 Class pursuant to the last paragraph of subsection A.6 of this ARTICLE THIRD.

                4. PREEMPTIVE RIGHTS. Except as specifically provided by subsection C.8 of this ARTICLE THIRD, no holder of any shares of Common Stock shall be entitled as such, as a matter of right, to subscribe for or purchase any shares of stock of the corporation of any class, whether now or hereafter authorized or whether issued for cash, property or services or as a dividend or otherwise, or to subscribe for or purchase any obligations, bonds, notes, debentures, other securities or stock convertible into shares of stock of the corporation of any class or carrying or evidencing any right to purchase shares of stock of any class.

          C.    THE PREFERRED STOCK 1992 CLASS.

                1. DESIGNATION. The preferred stock created and authorized hereby shall be designated as the "8-1/2%
Cumulative Convertible Preferred Stock 1992 Class." The number of shares constituting the Preferred Stock 1992 Class shall be 690,000 and no more.

                2. VOTING RIGHTS. The holders of shares of the Preferred Stock 1992 Class shall possess no voting rights, and shall have no right to vote at any shareholders' meeting, except as otherwise required by law; provided, however, that:

                (a)  whenever dividends payable on shares
          of Preferred Stock 1992 Class shall not have been paid in full, in an aggregate amount equal to six full quarterly dividends on such shares of Preferred Stock 1992 Class then outstanding, the number of directors then constituting the board of directors of the corporation shall ipso facto be increased by two, and the holders of such shares of Preferred Stock 1992 Class shall have the exclusive and special right, voting separately as a class with the holders of shares of any one or
                 more class or series of Preferred Stock ranking on
          a parity with the Preferred Stock 1992 Class either as to payment of dividends or upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable, to elect two directors of the corporation to fill such newly created directorships; provided, however, that in no event shall the holders of such shares of Preferred
          Stock 1992 Class voting separately as a class as aforesaid have the right to elect more than two directors. Whenever such right of the holders of such shares of Preferred Stock 1992 Class shall have vested, such right may be exercised initially either at a special meeting of such shareholders, which special meeting shall be called by the board of directors of the corporation, or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders. The right of the holders of such shares of Preferred Stock 1992
          Class, voting separately as a class to elect members of the board of directors of the corporation as aforesaid shall continue until such time as all dividends accumulated on such shares of Preferred Stock 1992 Class to the dividend payment date next preceding the date of any such determination have been paid in full, or declared and set apart in trust for payment, at which time the special rights of the holders of such shares of Preferred Stock 1992 Class to vote separately as a class for the election of two directors shall terminate, subject to revesting in the event of each and every subsequent failure to make dividend payments in an aggregate amount equal to six full quarterly dividends as above provided, and the number of directors constituting the board of directors shall be reduced as provided accordingly; and

                (b)  in the event that the laws of the
          State of New Jersey expressly require a separate vote by class of the holders of Preferred Stock 1992 Class, of the holders of Preferred Stock 1985 Class and of the holders of Common Stock in order to take the following actions, then the affirmative vote of the holders of a majority of the outstanding shares of Preferred Stock 1992 Class, of the holders of two-thirds of the outstanding shares of Preferred Stock 1985 Class, and of the holders of two-thirds of the outstanding shares of Common Stock shall be necessary to take such actions:

                     (i)  amend the Certificate of
                Incorporation in any respect which
                would be required under the laws of
                the State of New Jersey to be
                submitted to a vote at a meeting of
                the holders of shares of stock of the
                corporation;

                     (ii)  merge or consolidate the
                corporation with or into any other
                corporation or corporations;

                     (iii) dissolve or liquidate the
                corporation; or

                     (iv)  sell, lease, exchange or
                otherwise dispose of all, or
                substantially all, the assets of the
                corporation.

                3. LIQUIDATION. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of shares of the Preferred Stock 1992 Class shall be paid, out of the net assets of the corporation, the liquidation value of the Preferred Stock 1992 Class before any distribution or payment is made to the holders of shares of the Common Stock or any other shares of stock of the corporation ranking as to such distribution or payment junior to the Preferred Stock 1992 Class. No class or series of stock shall be issued which ranks senior to the Preferred Stock 1992 Class as to the distribution or payment of the liquidation value thereof without the affirmative vote of the holders of a majority of the outstanding shares of Preferred Stock 1992 Class.

                In the event the net assets of the corporation remaining available for distribution to the holders of shares of the Preferred Stock 1992 Class and any other shares of stock of the corporation ranking as to any such distribution on a parity with the Preferred Stock 1992 Class (including the Preferred Stock 1985 Class) are insufficient to pay the holders of all outstanding shares of Preferred Stock 1992 Class and of such other shares the full amounts to which they are entitled, the entire amount of such remaining net assets of the corporation shall be distributed to the holders of shares of the Preferred Stock 1992 Class and of such other shares in proportion to the full respective distributable amounts to which they are entitled.

                The liquidation value of each share of Preferred
Stock 1992 Class shall be $10.00, plus any accumulated unpaid dividends thereon which are due as of the date of liquidation.

                4.   REDEMPTION.  The corporation, at its
option, by resolution of the board of directors, may from time to time redeem, as hereinafter provided, all or any part of the shares of Preferred Stock 1992 Class, at any time after February 1, 1996, at a per share redemption price as set forth in the table below; provided, however, that no shares of Preferred Stock 1992 Class as to which a notice of conversion shall have been received by the corporation, and the certificate(s) representing such shares shall have been surrendered, prior to the redemption date specified in the notice of redemption may be redeemed. The redemption price of each share of Preferred Stock 1992 Class shall be as set forth in the following table, together in each case with accrued and unpaid dividends to the date fixed for redemption, if redeemed during the 12-month period beginning February 1 of the year indicated:

                YEAR                         REDEMPTION PRICE

               1996                               $ 10.60
               1997                                 10.50
               1998                                 10.40
               1999                                 10.30
               2000                                 10.20
               2001                                 10.10
               2002 and thereafter                  10.00

               Written notice of such redemption shall be mailed by registered or certified mail at least 60 days before the date of redemption to each holder of record of shares of Preferred Stock 1992 Class to be redeemed at his last known post office address as shown by the stock record books of the corporation. The notice of redemption shall state the redemption price and the date and place of redemption (which place of redemption shall be a bank in Newark, New Jersey).

               If such notice of redemption shall have been duly mailed as aforesaid and if the funds necessary for payment for the shares being redeemed shall have been deposited in trust with the bank which was named as the place of redemption to be applied to the redemption of Preferred Stock 1992 Class called for redemption, then from and after the later of (a) the date fixed for redemption, or (b) the date of such deposit, the redemption of the shares of the Preferred Stock 1992 Class so called shall be deemed to have been fully effected and all rights of the holders of such shares as shareholders of the corporation owning such shares of Preferred Stock 1992 Class shall cease and terminate, except only for the right to receive the redemption price so deposited upon surrender of the certificate or certificates evidencing the shares of Preferred Stock 1992 Class so redeemed. All money so deposited shall, immediately following the date of such redemption and to the extent permitted by law, be deposited in a time deposit or savings account at the bank
       where such funds were deposited as aforesaid and any of such monies which are unclaimed at the end of five years from the date of such redemption shall be repaid to the corporation. Such holders of such shares of Preferred Stock 1992 Class so redeemed as shall not have received the price therefor prior to such repayment to the corporation shall thereafter look only to the corporation for payment thereof, without interest. If less than all the outstanding shares of Preferred Stock 1992 Class are to be redeemed, the board of directors of the corporation shall select those to be redeemed pro rata, by lot or by a substantially equivalent method.

               If a dividend upon any share of Preferred Stock 1992 Class is past due, no shares of Preferred Stock 1992 Class shall be redeemed, except by means of a redemption pursuant to which all the outstanding shares of Preferred Stock 1992 Class are simultaneously redeemed, and the corporation shall not purchase or otherwise acquire any shares of the Preferred Stock 1992 Class, except pursuant to a purchase or exchange offer made on the same terms to all holders of the Preferred Stock 1992 Class.

               5.   DIVIDENDS.  The holders of shares of
Preferred Stock 1992 Class shall be entitled to receive, as and when declared by the board of directors, out of funds legally available therefor, dividends accrued from the date of issuance, at the rate of $0.85 per share per annum (8-1/2%), and payable quarterly in arrears on January 15, April 15, July 15 and October
15 of each year, commencing April 15, 1993, at such annual rate.
Each such dividend shall be payable to holders of record as they appear on the stock record books of the corporation on such record date, not exceeding 60 days preceding the payment date thereof, as shall be fixed by the board of directors of the corporation. Dividends shall be cumulative from the date of original issue. Dividends payable on the Preferred Stock 1992
Class for any period greater or less than a full dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Preferred Stock
1992 Class for each full dividend period shall be computed by dividing the annual dividend rate by four. Holders of shares of the Preferred Stock 1992 Class shall not be entitled to any dividend, whether payable in cash, property or securities, in excess of full cumulative dividends on the Preferred Stock 1992
Class. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears. Dividends paid on shares of Preferred Stock
1992 Class in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata among all such shares at the time outstanding. No class or series of stock shall be issued which ranks senior to the Preferred Stock 1992 Class as to dividends
       without the affirmative vote of the holders of a majority of the outstanding shares of Preferred Stock 1992 Class.

               If there shall be outstanding shares of any other class or series of preferred stock of the corporation ranking junior to or on a parity with the Preferred Stock 1992 Class as to dividends (including the Preferred Stock 1985 Class), no full dividends shall be declared or paid or set apart for payment on any such other class or series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock 1992 Class for all dividend payment periods terminating on or prior to the date of the payment of such full cumulative dividends. If dividends are not paid in full or are in arrears on the Preferred Stock 1992 Class and on any other class or series of preferred stock of the corporation ranking on a parity as to dividends with the Preferred Stock 1992 Class, all dividends declared upon all outstanding shares of the Preferred Stock 1992 Class and shares of such other class or series of preferred stock shall be declared pro rata so that the amount of dividends declared per share on the Preferred Stock 1992 Class and such other class or series of preferred stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the Preferred Stock 1992 Class and such other class or series of preferred stock to the date of such dividend payment bear to each other.

               Unless full cumulative dividends on all
outstanding shares of Preferred Stock 1992 Class shall have been paid or declared and set apart for payment for all past dividend payment periods, no dividends may be paid or declared and set apart for payment, or other distribution made (other than dividends or distributions in Common Stock, Preferred Stock 1985 Class or any other stock ranking junior to the Preferred Stock 1992 Class as to dividends or upon liquidation, dissolution or winding up) upon the Common Stock, the Preferred Stock 1985 Class or any other stock of the corporation ranking junior to the Preferred Stock 1992 Class as to dividends or upon liquidation, nor may the Common Stock, the Preferred Stock 1985 Class or any other stock of the corporation ranking junior to, or on a parity with, the Preferred Stock 1992 Class as to dividends or upon liquidation, be redeemed, purchased or otherwise acquired for any consideration (or any payment made to or made available for a sinking fund for the redemption of any shares of such stock) by the corporation (except for conversion of such junior or parity stock into, or exchange of such junior or parity stock for, stock ranking junior to the Preferred Stock 1992 Class as to dividends and upon liquidation).

               6.   RESTRICTIONS ON DIVIDENDS AND ON SALE OF
PREFERRED STOCK 1992 CLASS.  So long as any shares of the
       Preferred Stock 1985 Class or of the Preferred Stock 1992 Class
are outstanding, the corporation shall not declare or pay any dividends on the Common Stock, nor redeem, purchase or otherwise acquire any shares of the Common Stock unless there shall be no accumulated dividends in arrears on either the Preferred Stock
1985 Class or the Preferred Stock 1992 Class as of the date of such payment, redemption, purchase or other acquisition, except that the holders of a majority of the outstanding Preferred Stock
1985 Class and Preferred Stock 1992 Class then in arrears may consent to such payment, redemption, purchase or other acquisition, in person or by proxy, either in writing or at a meeting called for that purpose.

               No shares of Preferred Stock 1992 Class shall be issued by the corporation after March 31, 1993.

               7.   CONVERSION.  Any holder of shares of
Preferred Stock 1992 Class may at any time and from time to time at his option convert any or all of such shares into fully paid and nonassessable shares of Common Stock at the conversion rate of 1.818 shares of Common Stock for each share of Preferred Stock 1992 Class surrendered for conversion, subject to adjustment as hereinafter provided.

               Any such conversion of shares of Preferred Stock 1992 Class shall be effected by mailing by registered or certified mail to the corporation at its principal executive office written notice of election to convert shares of such stock at least 45 days in advance of the date on which the shares of such stock are to be converted, which notice of conversion shall specify the number of shares of stock to be converted, the number(s) of the certificate(s) representing such shares and the date on which the shares are to be converted, and by surrendering the certificate(s) representing the shares to be converted on or before the date on which the shares are to be converted. In the event that any shares of Preferred Stock 1992 Class shall be called for redemption, pursuant to subsection C.4 of this ARTICLE THIRD, the right of conversion with respect to such shares shall expire at the close of business on the redemption date specified in the notice of redemption (provided that no default by the corporation in the payment of the applicable redemption price (including any accrued and unpaid dividends) shall have occurred and be continuing on the date fixed for such redemption), unless a notice of conversion shall have been received, and the certificate(s) representing the shares to be converted shall have been surrendered, prior to such time.

               The shares of Preferred Stock 1992 Class which have been converted under this subsection C.7 of this ARTICLE
THIRD shall be retired and shall not be held as an asset of the corporation.

               The holder of record of a share of Preferred Stock 1992 Class on a record date with respect to the payment of a dividend on the Preferred Stock 1992 Class shall be entitled to receive such dividend on such share of Preferred Stock 1992 Class on the corresponding dividend payment date notwithstanding the conversion thereof after such record date or default by the corporation in the payment of the dividend payable on such dividend payment date. No payment or adjustment is to be made on conversion for dividends accrued on the shares of Preferred Stock 1992 Class or for dividends on the Common Stock issued on conversion.

               The conversion rate is subject to adjustment in certain events, including: (i) the issuance of Common Stock as a dividend or distribution on any class of capital stock of the corporation; (ii) the combination, subdivision or reclassification of the Common Stock; (iii) the issuance to all holders of Common Stock of rights or warrants entitling them to subscribe for or purchase Common Stock at less than the then current market price (as defined below) of the Common Stock; or
(iv) the distribution to all holders of Common Stock of (A) evidences of the corporation's indebtedness and/or (B) cash or other assets (including securities, but excluding the rights, warrants, dividends and distributions referred to above and any regular quarterly dividend payable solely in cash out of the retained earnings of the corporation that may from time to time be fixed by the board of directors). No such adjustment of less than 1% of the conversion price will be required; however, any such adjustment not made due to this limitation will be carried forward and taken into account in any subsequent adjustment. For purposes of this subsection C.7 of this ARTICLE THIRD, the term "current market price" shall mean (a) the average of the closing sale price per share of the Common Stock for the five trading days immediately preceding the date of issuance of such rights or warrants, if the Common Stock is then listed on the automated quotation system operated by the National Association of Securities Dealers, Inc. (NASDAQ), the American Stock Exchange or the New York Stock Exchange, or (b) the appraised fair market value of each share of Common Stock as determined by a reputable investment banking firm selected by the board of directors, if the Common Stock is not so listed.

               Fractional shares of Common Stock will not be delivered upon conversion of shares of Preferred Stock 1992 Class, but a cash adjustment will be paid in respect of such fractional interests, based on the then current market price of the Common Stock.

               In case of any consolidation or merger to which the corporation is a party other than a merger or consolidation in which the corporation is the continuing corporation, or in case of any sale or conveyance to another corporation of the
       property of the corporation as an entirety or substantially as an entirety, or in case of any statutory exchange of securities with another corporation, there shall be no adjustment to the conversion rate but the holder of each share of Preferred Stock
1992 Class then outstanding shall have the right thereafter to convert each such share into the kind and amount of securities, cash and other property which such holder would have owned or have been entitled to receive immediately after such consolidation, merger, sale, conveyance or exchange, had such share been converted immediately prior to the effective date of such consolidation, merger, sale, conveyance or exchange.

               The corporation shall at all times reserve and keep available, out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of shares of Preferred Stock 1992 Class, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Preferred Stock 1992 Class then outstanding.
The corporation shall from time to time, in accordance with the laws of the State of New Jersey, increase the authorized amount to its shares of Common Stock if at any time the number of shares of Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the then outstanding shares of Preferred Stock 1992 Class.

               8. PREEMPTIVE RIGHTS. Except as specifically provided by this subsection C.8 of this ARTICLE THIRD, no holder of any shares of Preferred Stock 1992 Class shall be entitled as such, as a matter of right, to subscribe for or purchase any shares of stock of the corporation of any class, whether now or hereafter authorized or whether issued for cash, property or services or as a dividend or otherwise, or to subscribe for or purchase any obligations, bonds, notes, debentures, other securities or stock convertible into shares of stock of the corporation of any class or carrying or evidencing any right to purchase shares of stock of any class.

               In the event the corporation hereafter issues additional shares of Common Stock or securities convertible into Common Stock, then each of the holders of Common Stock, Preferred Stock 1985 Class or Preferred Stock 1992 Class as of such record date (not exceeding 50 days preceding the date for the allotment of rights) as shall be fixed therefor by the board of directors shall have the preemptive right, without distinction as to class, to subscribe for and to purchase at the issue price fixed therefor by the board of directors an amount of such shares of Common Stock or securities convertible into Common Stock which bears the same proportion to the total amount then proposed to be issued as the total combined number of shares of Common Stock held by him on such record date plus the number of shares of Common stock into which all shares of Preferred Stock 1985 Class and of Preferred Stock 1992 Class held by him on such record date
       would be convertible, bears to the total number of shares of
Common Stock which would be outstanding on such record date if all outstanding shares of Preferred Stock 1985 Class and of Preferred Stock 1992 Class had been converted into Common Stock as of such record date; provided, however, that neither the holders of Common Stock, of Preferred Stock 1985 Class or of Preferred Stock 1992 Class shall have any preemptive right to subscribe for or to purchase additional (i) shares of Common
Stock issued as dividends on any class of stock, (ii) shares of Common Stock issued upon conversion of either Preferred Stock
1985 Class or Preferred Stock 1992 Class of the corporation,
(iii) shares of Common Stock issued as authorized by options granted under any stock option or other benefit plan of the corporation heretofore or hereafter approved by the corporation's shareholders, (iv) shares of Common Stock or securities convertible into Common Stock issued for the primary purpose of raising funds to be invested in any banking subsidiary of the corporation to provide such subsidiary with capital, or (v) shares of Common Stock or securities convertible into Common
Stock issued for the primary purpose of increasing the corporation's equity capital or to retire indebtedness of the corporation, when in the case of issuance of shares under clause
(iv) or (v) it is the judgment of at least three-fourths of the whole board of directors of the corporation then in office that such issuance is necessary or appropriate to satisfy any regulatory requirement then applicable to the corporation or such banking subsidiary or otherwise is, in the judgment of the board, desirable to permit the corporation or such banking subsidiary to favorably respond to concerns expressed by any governmental or regulatory authority with regard to any such regulatory requirement. A "regulatory requirement" is any current or proposed requirement of law, regulation, order, consent order, supervisory agreement, written directive or written request issued by any governmental authority. The board of directors by resolution may fix the period within which such right may be exercised, which period, however, shall extend for not less than seven days nor more than 31 days after notice of such right is mailed to the shareholders. Unless such right be exercised within such period, such right shall, upon the expiration of such period, be deemed to be terminated for all purposes in respect of the Common Stock, or securities convertible into Common Stock, then proposed to be issued.

          FOURTH.   The corporation shall not issue shares of
stock except for money paid, labor done or property actually received; provided, however, that shares may be issued in consideration of valid, bona fide antecedent debts. No note or obligation given by any shareholder, whether secured by deed of trust, mortgage or otherwise, shall be considered as payment of any part of any share or shares, and no loan of money for the purpose of such payment shall be made by the corporation.

          FIFTH.   The number of directors to constitute the
current board of directors of the corporation is 13. Thereafter the number of directors shall be fixed by, or in the manner provided in, the bylaws of the corporation. Any change in the number of directors shall be reported to the Secretary of State within 30 calendar days of such change, or within such other period, if any, as may then be required by law. Directors need not be shareholders unless the bylaws require them to be shareholders.

          The names and addresses of the persons who constitute the current board of directors, each of whom shall hold office until his or her successor shall have been elected and qualified, are as follows:

               NAME                         ADDRESS

          Licinio Cruz             905 Broad Street
                                   Newark, New Jersey  07102

          John A. Dorman           905 Broad Street
                                   Newark, New Jersey  07102

          Arthur Fischman          905 Broad Street
                                   Newark, New Jersey  07102

          John J. Iannuzzi         905 Broad Street
                                   Newark, New Jersey  07102

          Donald M. Karp           905 Broad Street
                                   Newark, New Jersey  07102

          James J. Lazarus         905 Broad Street
                                   Newark, New Jersey  07102

          Edward J. Lenihan        905 Broad Street
                                   Newark, New Jersey  07102

          Stanley J. Lesnik        905 Broad Street
                                   Newark, New Jersey  07102

          Catherine McFarland      905 Broad Street
                                   Newark, New Jersey  07102

          Louis J. Owen            905 Broad Street
                                   Newark, New Jersey  07102

          A. Harold Schwartz       905 Broad Street
                                   Newark, New Jersey  07102

          Peter D. Sudler          905 Broad Street
                                   Newark, New Jersey  07102

          Hubert Williams          905 Broad Street
                                   Newark, New Jersey  07102

          SIXTH.   The duration of the corporation is perpetual.

          SEVENTH.   The corporation is formed for the following
purposes and shall have the following powers:

          (a) To provide financial and management consultation to banks and other businesses.

          (b) To engage in any activity within the purposes for which corporations may be organized under the "New Jersey
Business Corporation Act."  NJS 14A:1-1 et seq.

          In addition to the powers and privileges conferred upon the corporation by law and those incidental thereto, the corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation. NJS 14A:1-1 et seq.

          EIGHTH.

          (a) Except as may be otherwise specifically provided by statute, or the Certificate of Incorporation or the bylaws of the corporation, as from time to time amended, all powers of management, direction and control of the corporation shall be, and hereby are, vested in the board of directors.

          (b) The original bylaws of the corporation shall be adopted by the board of directors at its organizational meeting. Thereafter, the bylaws of the corporation may from time to time be altered, amended or repealed, or new bylaws may be adopted, in any of the following ways: (i) by the affirmative vote, at any annual or special meeting of the shareholders, of the holders of two-thirds of the outstanding shares of stock of the corporation entitled to vote; or (ii) by resolution adopted by a majority of the full board of directors at a meeting thereof; or (iii) by unanimous written consent of all the shareholders or all the directors in lieu of a meeting; provided, however, that the power of the directors to alter, amend, suspend or repeal the bylaws or any portion thereof may be denied as to any bylaws or portion thereof enacted by the shareholders if at the time of such enactment the shareholders shall so expressly provide.

          (c) The corporation may agree to the terms and conditions upon which any director, officer, employee or agent accepts his office or position and in its bylaws or otherwise may agree to indemnify and protect any director, officer, employee or agent of the corporation, or any person who serves at the request of the corporation as a director, officer, employee or agent of
       another corporation, partnership, joint venture, trust or other enterprise, to the extent permitted by the Certificate of Incorporation and laws of New Jersey.

          NINTH.

          (a) GENERAL. In addition to and without limiting the rights to indemnification and advancement of expenses specifically provided for in the other paragraphs of this ARTICLE NINTH, the corporation shall indemnify and advance expenses to each person who is or was a director or officer of the corporation or who is or was serving at the request of the corporation as a director, officer, employee or agent of any Other Enterprise (as hereafter defined) to the full extent permitted or authorized by the laws of the State of New Jersey as in effect on the date of the adoption of this ARTICLE NINTH and as may hereafter be amended.

          (b) INDEMNIFICATION IN ACTIONS BY THIRD PARTIES. The corporation shall indemnify each person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate (other than an action by or in the right of the corporation) by reason of the fact that such person is or was an officer or director of the corporation or is or was serving at the corporation's request as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise ("Other Enterprise") against all liabilities and expenses, including, without limitation, judgments, amounts paid in settlement, attorneys' fees, ERISA excise taxes or penalties, fines and other litigation expenses actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that the corporation shall not be required to indemnify or advance expenses to any such person or persons seeking indemnification or advancement of expenses in connection with an action, suit or proceeding initiated by such person unless the initiation of such action, suit or proceeding was approved in advance by the board of directors of the corporation. The termination of any such action, suit or proceeding by judgment, order, settlement, conviction or under a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding that he had reasonable cause to believe that such person's conduct was unlawful.

          (c) INDEMNIFICATION IN DERIVATIVE ACTIONS. The corporation shall indemnify each person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an officer or director of the corporation or is or was serving at the corporation's request as a director, officer, trustee, employee or agent of any Other Enterprise against amounts paid in settlement of actions or suits which the board of directors has determined are frivolous or not in the best interests of the corporation, incurred by such person in connection with the defense or settlement of such suit or action and against all expenses (including attorneys' fees) actually and reasonably incurred by such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification under this paragraph
(c) shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation unless and only to the extent that the court in which the action or suit is brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to such indemnification.

          (d) DETERMINATION OF RIGHT TO INDEMNIFICATION. Prior to indemnifying a person pursuant to the provisions of paragraphs
(b) and (c) of this ARTICLE NINTH, unless ordered by a court, the corporation shall determine that such person has met the specified standard of conduct entitling such person to indemnification as set forth under paragraphs (b) or (c) of this ARTICLE NINTH. Any determination that a person shall or shall not be indemnified under the provisions of paragraphs (b) or (c) of this ARTICLE NINTH shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or if such quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or by the shareholders, and such determination shall be final and binding upon the corporation; provided, however, that notwithstanding any other provision of this ARTICLE NINTH, to the extent permitted by law, in the event that such determination is adverse to the person or persons to be indemnified hereunder, such person or persons shall have the right to maintain an action in any court of competent jurisdiction against the corporation to determine whether or not such person or persons has met the requisite standard of conduct and is entitled to such indemnification hereunder. If such court action is successful and the person or persons is determined to be entitled to such indemnification, such person or persons shall be reimbursed by the corporation for all fees and expenses
       (including attorneys' fees) incurred in connection with any such action.

          (e) ADVANCEMENT OF EXPENSES. To the extent permitted or authorized by the laws of the State of New Jersey, expenses (including attorneys' fees) actually and reasonably incurred by a person who may be entitled to indemnification hereunder in defending an action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate, shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to indemnification by the corporation. In no event shall any advance be made in instances where the board, stockholders or independent legal counsel reasonably determine that such person would not be entitled to indemnification hereunder.

          (f) NON-EXCLUSIVITY. The indemnification and advancement of expenses provided by this ARTICLE NINTH shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, under the Certificate of Incorporation, bylaws, agreement, vote of shareholders or disinterested directors, policy of insurance or otherwise, both as to action in their official capacity and as to action in another capacity while holding their respective offices, and shall not limit in any way any right which the corporation may have to make additional indemnifications with respect to the same or different persons or classes of persons. The indemnification and advancement of expenses provided by, or granted pursuant to, this ARTICLE NINTH shall continue as to a person who has ceased to be a director or officer of the corporation and as to a person who has ceased serving at the corporation's request as a director, officer, employee or agent of any Other Enterprise and shall inure to the benefit of the heirs, executors, administrators and estate of such a person.

          (g) INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of any Other Enterprise, against any liabilities asserted against such person and expenses incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such expenses and liabilities under the provisions of this section.

          (h) VESTING OF RIGHTS. The rights granted by this ARTICLE NINTH shall be vested in each person entitled to indemnification hereunder as a bargained-for, contractual
       condition of such person's acceptance of his election or appointment as a director or officer of the corporation and while this ARTICLE NINTH may be amended or repealed, no such amendment or repeal shall release, terminate or adversely affect the rights of such person under this ARTICLE NINTH with respect to any act taken or the failure to take any act by such person prior to such amendment or repeal or with respect to any action, suit or proceeding with respect to such act or failure to act filed after such amendment or repeal.

          (i) DEFINITIONS. For purposes of this ARTICLE NINTH, references to:

               (1) "the corporation" shall include, if and only if the board of directors shall determine, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, trustee, employee or agent of any Other Enterprise, shall stand in the same position under the provisions of this ARTICLE NINTH with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued;

               (2) "Other Enterprises" or "Other Enterprise" shall include employee benefit plans;

               (3)  "fines" shall include any excise taxes
assessed on a person with respect to an employee benefit plan;

               (4) "defense" shall include investigations of any threatened, pending or completed action, suit or proceeding, as well as appeals thereof, and shall also include any defensive assertion of a cross-claim or a counterclaim; and

               (5) "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

As referred to in this ARTICLE NINTH, a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation." For the purpose of this ARTICLE NINTH, unless the board of directors of
       the corporation shall determine otherwise, any director or officer of the corporation who shall serve as an officer, director, employee or agent of any Other Enterprise of which the corporation, directly or indirectly, is a shareholder or creditor, or in which the corporation is in any way interested, shall be presumed to be serving as such director, officer, employee or agent at the request of the corporation. In all other instances where any person shall serve as a director, officer, employee or agent of any Other Enterprise, if it is not otherwise established that such person is or was serving as such director, officer, employee or agent at the request of the corporation, the board of directors of the corporation shall determine whether such person is or was serving at the request of the corporation, and it shall not be necessary to show any actual or prior request for such service, which determination shall be final and binding on the corporation and the person seeking indemnification.

          (j) SEVERABILITY. If any provision of this ARTICLE NINTH or the application of any such provision to any person or circumstance is held invalid, illegal or unenforceable for any reason whatsoever, the remaining provisions of this ARTICLE NINTH and the application of such provision to other persons or circumstances shall not be affected thereby and to the fullest extent possible the court finding such provision invalid, illegal or unenforceable shall modify and construe the provision so as to render it valid and enforceable as against all persons or entities and to give the maximum possible protection to persons subject to indemnification hereby within the bounds of validity, legality and enforceability. Without limiting the generality of the foregoing, if any person who is or was an officer or director of the corporation or any person who is or was serving at the request of the corporation as a director, officer, employee or agent of any Other Enterprise, is entitled under any provision of this ARTICLE NINTH to indemnification by the corporation for some or a portion of the judgments, amounts paid in settlement, attorneys' fees, ERISA excise taxes or penalties, fines or other expenses actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding) but not, however, for all of the total amount thereof, the corporation shall nevertheless indemnify such person for the portion thereof to which such person is entitled.

          (k) PERSONAL LIABILITY. Without limiting the generality of the foregoing provisions of this ARTICLE NINTH, to the fullest extent permitted or authorized by the laws of the State of New Jersey, including without limitation the provisions of Chapter 35 of the 1987 New Jersey Session Laws as now in effect and as it may from time to time hereafter be amended, no director or officer of the corporation shall be personally liable
       to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director or officer.

          TENTH.   Insofar as it is permitted under the laws of
New Jersey and except as may be otherwise provided by the bylaws of the corporation, no contract or other transaction between the corporation and any other firm or corporation shall be affected or invalidated solely by reason of the fact that any director of officer of the corporation is interested in, or is a member, shareholder, director or officer of such other firm or corporation; and any director or officer of the corporation, individually or jointly with one or more other directors or officers of the corporation, may be a party to, or may be interested in, any contract or transaction of the corporation or in which the corporation is interested, and no such contract or transaction shall be invalidated thereby.

          ELEVENTH.   The directors shall have power to keep the
books (except any books required to be kept in the state of New
Jersey, pursuant to the laws thereof) at any place within or without the state of New Jersey.

          TWELFTH.   The corporation shall be entitled to treat
the registered holder of any shares of the corporation as the owner of such shares and of all rights derived from such shares for all purposes. The corporation shall not be obligated to recognize any equitable or other claim to or interest in such shares or rights on the part of any other person, including, but without limiting the generality of the term "person," a purchaser, pledgee, assignee or transferee of such shares or rights, unless and until such person becomes the registered holder of such shares, and the foregoing shall apply whether or not the corporation shall have either actual or constructive notice of the interest of such person.

          THIRTEENTH.   The corporation reserves the right to
alter, amend or repeal any provision contained in its Certificate of Incorporation in the manner now or hereafter prescribed by the statutes of New Jersey, and all rights and powers conferred herein are granted subject to this reservation; and, in particular, the corporation reserves the right and privilege to amend its Certificate of Incorporation from time to time so as to authorize other or additional classes of shares (including preferential shares), to increase or decrease the number of shares of any class now or hereafter authorized, to establish, limit or deny to shareholders of any class the right to purchase or subscribe for any shares of stock of the corporation of any class, whether now or hereafter authorized or whether issued for cash, property or services or as a dividend or otherwise, or to purchase or subscribe for any obligation, bonds, notes, debentures or securities or stock convertible into shares of stock of the corporation or carrying or evidencing any right to
       purchase shares of stock of any class, and to vary the preferences, priorities, special powers, qualifications, limitations, restrictions and the special or relative rights or other characteristics in respect of the shares of each class, and to accept and avail itself of, or subject itself to, the provisions of any statutes of New Jersey hereafter enacted pertaining to general and business corporations, to exercise all the rights, powers and privileges conferred upon corporations organized thereunder or accepting the provisions thereof and to assume the obligations and duties imposed therein, upon the affirmative vote of the holders of the shares of stock of the corporation as provided in ARTICLE THIRD of this Certificate of Incorporation.

          IV. The Restated Certificate of Incorporation restates and integrates and does not substantively amend the provisions of the corporation's Certificate of Incorporation as theretofore amended or supplemented, and there is no substantive discrepancy between those provisions and the provisions of the restated articles.

           V. This restatement has been duly adopted in accordance with the provisions of Section 14A:9-5 of the New
Jersey Business Corporation Act, as amended.

          IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed on behalf of the corporation by its President and attested by its Secretary, and each of them does hereby affirm and acknowledge that this Restated Certificate of Incorporation is the act and deed of the corporation as of June 22, 1995.


                                BROAD NATIONAL BANCORPORATION



                                By /s/ John A. Dorman
                                  Name:   John A. Dorman
                                  Title:  President


(Corporate Seal)


ATTEST:



/s/ Fred S. Campo
Name:  Fred S. Campo
Title: Secretary

STATE OF NEW JERSEY )
                    )  ss.
COUNTY OF ESSEX     )

          I, Margaret Nurnberger, a Notary Public, do hereby certify that on this 22nd day of June, 1995, John A. Dorman, personally came before me and this person acknowledged under oath, to my satisfaction, that (a) this person signed, sealed and delivered the foregoing certificate as President of the corporation named in the foregoing certificate; (b) the proper corporate seal was affixed; and (c) the foregoing was signed and made by the corporation as its voluntary act and deed by virtue of authority from its board of directors.


                              /s/ Margaret Nurnberger
                              Notary Public

My Commission Expires:


     Margaret R. Nurnberger
     A Notary Public of New Jersey
     My Commission Expires June 3, 1998